Exhibit 10.1

1690 South Congress Ave., Suite 201
Delray Beach, FL 33445

LETTER AGREEMENT

December 18, 2013

Ironridge Global IV, Ltd.

Harbour House, 2nd Floor

Waterfront Drive

Road Town, Tortola, British Virgin Islands  VG1110

Attn:  David Sims, Director

Dear David:

This agreement (“Letter Agreement”) between PositiveID Corporation (the “Company”), a Delaware Corporation and Ironridge Global IV, Ltd., a British Virgin Islands business company and its affiliates (“Ironridge” and together, the “Parties”) is intended to document the agreement between the two parties as it relates to the Company’s Series F Preferred Stock and the Registration Rights Agreement between the parties executed on August 26, 2013. Any terms not addressed in this Letter Agreement remain unchanged:

1.

The Parties have agreed to amend and restate the Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock, as detailed in the attached Amended and Restated Certificate of Designations of Preferences, Rights and Limitations of Series F Preferred Stock.

2.

The Parties have agreed to amend Section 2(d) of the Registration Rights Agreement dated August 26, 2013, so that the Company shall owe Ironridge 150 Series F Preferred shares as a penalty if the Registration Statement is not effective by January 10, 2014 and an additional 150 Series F Preferred shares if the Registration Statement is not effective by January 24, 2014. The original penalty share clause of the Registration Rights Agreement is deleted in its entirety.

Sincerely,

/s/ William Caragol
William J. Caragol

Chief Executive Officer

Agreed and accepted as of December 18, 2013:

Ironridge Global IV, Ltd.:

/s/ David Sims
David Sims

Director